CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 80 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated November 17, 2000, relating to the financial statements and financial highlights appearing in the October 31, 2000 Annual Reports to Shareholders of International Stock Fund, International Discovery Fund, International Growth & Income Fund, European Stock Fund, Japan Fund, New Asia Fund, Latin America Fund, Emerging Markets Stock Fund, Global Stock Fund, and Emerging Europe & Mediterranean Fund, comprising T. Rowe Price International Funds, Inc., which are incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Accountants" in the Statement of Additional Information.

In addition, we consent to the inclusion in the Statement of Additional Information constituting part of this Registration Statement, of our report dated October 25, 2000 relating to the financial statement of T. Rowe Price International Equity Index Fund, comprising T. Rowe Price International Index Fund, Inc., as of October 25, 2000.


/s/PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
Baltimore, Maryland
February 22, 2001